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                                                                     EXHIBIT 4.2



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                            NABORS INDUSTRIES, INC.,

                                   as Issuer,




                             ZERO COUPON CONVERTIBLE

                           SENIOR DEBENTURES DUE 2020



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 5, 2000


                                 Bank One, N.A.,

                                   as Trustee

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         This FIRST SUPPLEMENTAL INDENTURE, dated as of July 5, 2000, is between
Nabors Industries, Inc., a Delaware corporation (the "COMPANY"), and Bank One, N.A., a national banking association, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 20, 2000 (the "Indenture"), pursuant to which the Company issued $825,000,000 in aggregate principal amount at maturity (not to exceed $950,000,000 if the Over-Allotment Option is exercised in full) of Zero Coupon Convertible Senior Debentures due 2020 (each a "Debenture", collectively, the "Debentures");

         WHEREAS, the form of Debenture was attached as Exhibit A to the Indenture (the "Form of Security");

         WHEREAS, due to a typographical error, the table in Section 6(a) of the Form of Security misstates the purchase price of a Security on the repurchase date of June 20, 2003 as being $665.50 rather than $655.50;

         WHEREAS, the purchase price on June 20, 2003 was correctly depicted as $655.50 in each of Section 5 of the Form of Security and page 10 of the Offering Memorandum dated June 15, 2000 prepared in connection with the offering of the Debentures;

         WHEREAS, Section 9.01(1) of the Indenture provides that the Company and the Trustee, without the consent of any Holder, may amend the Indenture and the Securities to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, provided that such change shall not materially adversely affect the interests of the Holders;

         WHEREAS, the Company desires to and has requested that the Trustee agree to amend, effective as of June 20, 2000, Section 6(a) of the Form of Security to correctly reflect the purchase price on June 20, 2003;

         WHEREAS, the Company believes that such amendment would not materially adversely affect the interests of the Holders; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.




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         NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other and for the equal and ratable benefit of the Holders, as follows:

                                   ARTICLE 1

                           AMENDMENT TO THE INDENTURE

Section 1.1. Amendment to the Form of Security. The amount of $665.50 indicated under the heading "Purchase Price" in the table in Section 6(a) of the Form of Security is hereby amended to read $655.50 and the table set forth in Section 6(a) of the Form of Security is hereby amended and restated to read as follows:

           REPURCHASE DATE                                    PURCHASE PRICE
           ---------------                                    --------------
            June 20, 2003                                       $  655.50
            June 20, 2008                                       $  742.20
            June 20, 2013                                       $  840.37

                                   ARTICLE 2

                                  MISCELLANEOUS

         Section 2.1. Capitalized Terms. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Indenture.

         Section 2.2. Operation of First Supplemental Indenture. This First Supplemental Indenture is effective as of June 20, 2000.

         Section 2.3. Conflict with the Trust Indenture Act. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such Act to be part of and govern this First Supplemental Indenture, the latter provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision of the Trust Indenture Act shall be deemed to apply to this First Supplemental Indenture, as so modified or excluded, as the case may be.

         Section 2.4. Debentures Deemed Conformed. As of the date hereof, the provisions of each Debenture then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Debenture or any other action on the part of the Holders, the Company or the Trustee, so as to reflect this First Supplemental Indenture.

         Section 2.5. Mutatis Mutandis. Except as specifically modified herein, the Indenture and the Debentures are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same definition ascribed to them as in the Indenture.



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         Section 2.6. No Additional Trustee Obligations. No duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 2.7. Successors. All agreements of the Company and the Trustee in this First Supplemental Indenture and in the Indenture shall bind their respective successors.

         Section 2.8. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture or the Indenture.

         Section 2.9. Severability. In case any provision in this First Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.10. Headings. The Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall not modify or restrict any of the terms or provisions hereof.

         Section 2.11. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 2.12. The Trustee. The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         Section 2.13. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FIRST SUPPLEMENTAL INDENTURE.

                            [Signature Pages Follow]




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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first above written.

                               COMPANY:
                               NABORS INDUSTRIES, INC.


                               By:  /s/ Anthony G. Petrello
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                                    Anthony G. Petrello
                                    President and Chief Operating Officer


                               TRUSTEE:
                               BANK ONE, N.A., as Trustee



                               By:  /s/ David B. Knox
                                  ----------------------------------------------
                                    David B. Knox
                                    Authorized Signer






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